Exhibit 21
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
             TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES
                 LIST OF SUBSIDIARIES OF THE REGISTRANT


The following are current subsidiaries of the Registrant.


Subsidiary and Name Under Which Business is Done         Where Organized
------------------------------------------------         ---------------
Amati Communications Corporation                         Delaware
Auto Circuits, Inc.                                      Massachusetts
Automotive Sensors & Controls Dresden GmbH               Germany
Benchmarq Microelectronics Corporation of South Korea    Delaware
Burr-Brown AG                                            Switzerland
Burr-Brown Europe Limited                                England
Burr-Brown Foreign Sales Corporation                     Barbados
Burr-Brown International B.V.                            Netherlands
Burr-Brown International GmbH                            Germany
Burr-Brown International Holding Corporation             Delaware
Burr-Brown International S.A.                            France
Burr-Brown International Srl                             Italy
Burr-Brown Japan, Ltd.                                   Japan
Burr-Brown Ltd.                                          Cayman Islands
Burr-Brown Pte Ltd                                       Singapore
Butterfly Communications Inc.                            Delaware
European Engineering and Technologies S.p.A.             Italy
Fast Forward Technologies Limited                        England and Wales
GO DSP Corporation                                       Canada
ICOT International Limited                               United Kingdom
Intelligent Instrumentation GmbH                         Germany
Intelligent Instrumentation, Inc.                        Arizona
Intelligent Instrumentation, Inc. Foreign Sales          Barbados
    Corporation
Intelligent Instrumentation S.A.                         France
Intelligent Instrumentation S.R.L.                       Italy
Power Trends, Inc.                                       Illinois
Silicon Systems (Singapore) Pte Ltd                      Singapore
Telogy Networks, Inc.                                    Delaware
Texas Instrumentos Eletronicos do Brasil Limitada        Brazil
Texas Instruments A/S, Denmark                           Denmark
Texas Instruments Asia Limited                           Delaware
Texas Instruments Australia Limited                      Australia
Texas Instruments Automotive Sensors and Controls        Delaware
    San Jose Inc.
Texas Instruments (Bahamas) Limited                      Bahamas
Texas Instruments Belgium                                Belgium
Texas Instruments Business Expansion GmbH                Germany
Texas Instruments Canada Limited                         Canada
Texas Instruments (China) Company Limited                China
Texas Instruments China Incorporated                     Delaware
Texas Instruments, Copenhagen ApS                        Denmark
Texas Instruments de Mexico, S.A. de C.V.                Mexico
Texas Instruments Deutschland G.m.b.H.                   Germany
Texas Instruments Electronic Systems Sdn. Bhd.           Malaysia
Texas Instruments Espana, S.A.                           Spain
Texas Instruments Foreign Sales Corporation              Barbados
Texas Instruments France S.A.                            France
Texas Instruments Gesellschaft m.b.H.                    Austria
Texas Instruments Holland B.V.                           Netherlands
Texas Instruments Hong Kong Limited                      Hong Kong
Texas Instruments (India) Limited                        India
Texas Instruments Insurance (Bermuda) Limited            Bermuda
Texas Instruments International Capital Corporation      Delaware
Texas Instruments International (Overseas) Limited       United Kingdom
Texas Instruments International Trade Corporation        Delaware
Texas Instruments (Ireland) Limited                      Ireland
Texas Instruments (Israel) Cable Broadband               Israel
    Communications Ltd.
Texas Instruments Israel Ltd.                            Israel
Texas Instruments Italia S.p.A.                          Italy
Texas Instruments Japan Limited                          Japan
Texas Instruments Korea Limited                          Korea
Texas Instruments Limited                                United Kingdom
Texas Instruments Malaysia Sdn. Bhd.                     Malaysia
Texas Instruments Oy                                     Finland
Texas Instruments (Philippines) Incorporated             Delaware
Texas Instruments Richardson LLC                         Delaware
Texas Instruments San Diego Incorporated                 California
Texas Instruments Santa Rosa Incorporated                California
Texas Instruments (Shanghai) Co., Ltd.                   China
Texas Instruments Singapore (Pte) Limited                Singapore
Texas Instruments Supply Company                         Texas
Texas Instruments Taiwan Limited                         Taiwan
Texas Instruments Trade & Investment Company S.A.        Panama
Texas Instruments Tucson Corporation                     Delaware
TI Europe Limited                                        United Kingdom
TI Information Engineering International Incorporated    Delaware
TI Mexico Trade, S.A. de C.V.                            Mexico
Unitrode Corporation                                     Maryland
Unitrode Electronics Asia Limited                        Hong Kong
Unitrode Electronics GmbH                                Germany
Unitrode Electronics (Singapore) Pte Ltd                 Singapore
Unitrode-Maine                                           Maine
Unitrode S.r.l.                                          Italy
Unitrode Trading (Singapore) Pte. Ltd.                   Singapore
Unitrode (UK) Limited                                    United Kingdom
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